EXHIBIT 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney having passed on the legality of the units, warrants, and shares of common stock being offered for sale by Wolverine Exploration Inc. and 64,630,000 shares of common stock being offered by certain selling shareholders named therein.

DATED this 11th day of July, 2008.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

By:       /s/ Conrad C. Lysiak
Conrad C. Lysiak

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